EXHIBIT 10.1.3

AMENDMENT 2013-1

THE PNC FINANCIAL SERVICES GROUP, INC. AND AFFILIATES

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(as amended and restated as of January 1, 2009)

WHEREAS, The PNC Financial Services Group, Inc. (“PNC”) sponsors The PNC Financial Services Group, Inc. Supplemental Executive Retirement Plan (the “Plan”);

WHEREAS, Section 15 of the Plan authorizes PNC to amend the Plan; and

WHEREAS, PNC wishes to (i) clarify participation in the Plan following a separation from service; (ii) clarify the limitations on liability for actions taken in connection with administration of the Plan; and (iii) make certain other clarifying changes.

NOW, THEREFORE, IT IS RESOLVED, that, effective January 1, 2013, the Plan is hereby amended as follows:

1. Except with respect to Section 1.10 (“Cause”), Section 1.13 (“Committee”), Section 1.34 (“Plan Manager”), Section 14 (“Administration; Delegation”), Section 15 (“Amendment and Termination”) and Section 19 (“Miscellaneous”), the Plan is amended to replace each reference to “Committee” with “Plan Manager”.

2. The first sentence of Section 1.4 of the Plan (“Annual Base Salary”) is amended to delete the period at the end thereof and replace it with “, which, for the avoidance of doubt, shall include a deemed Separation From Service (as described in the second sentence of Section 1.39).”

3. Section 1.14 of the Plan (“Compensation”) is amended to add a new subsection (d) to the end thereof to read as follows:

“(d)	Notwithstanding anything in this Section 1.14 to the contrary, Compensation shall not include any amounts that are paid or payable after the Participant’s Severance From Service and prior to such time, if any, that such individual again becomes a Participant in accordance with Section 1.31 of the Plan; provided, however, that for any Severance From Service before January 1, 2014, this paragraph (d) shall apply only to a deemed Separation From Service (as described in the second sentence of Section 1.39); provided further that the Plan Manager may make exceptions to this paragraph (d) to such extent as the Plan Manager determines in its sole discretion. For the avoidance of doubt, nothing in this paragraph (d) shall change the way in which a Participant’s Annual Base Salary is determined for purposes of Section 3 of the Plan, as set forth in clause (i) of Section 1.14(a).”

4. Section 1.31 of the Plan (“Participant”) is amended in its entirety to read as follows:

“1.31	“Participant” means all persons who participated in the Plan on December 31, 1998 and all other persons who are invited thereafter by the Corporation to participate in the Plan; provided however, that following a Severance From Service, any such person shall no longer be eligible to participate in the Plan unless and until he or she is again invited by the Corporation to participate in the Plan; provided however, that, for any Severance From Service before January 1, 2014, other than a deemed Separation From Service (as described in the second sentence of Section 1.39), nothing in this Section 1.31 shall be construed as preventing the allocation of Earnings Credits and Transitional Earnings Credits for the period after such Severance From Service to the extent attributable to Compensation earned before such Severance From Service, as determined by the Plan Manager in its sole discretion.”

5. Effective January 1, 2014, Section 1.34 of the Plan (“Plan Manager”) is amended in its entirety to read as follows:

“1.34	“Plan Manager” means any individual designated to manage the operation of the Plan as herein provided.”

6. Section 14 of the Plan (“Administration; Delegation”) is amended in its entirety to read as follows:

“SECTION 14

ADMINISTRATION; DELEGATION

This Plan will be administered by the Plan Manager, and it will have the sole authority to resolve any questions that arise hereunder. The Committee or its delegate shall administer the Trust, if any.

This Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and will be administered in a manner consistent with that intent.

The Board, the Committee or the Plan Manager may, in its sole discretion, delegate authority hereunder, including but not limited to delegating authority to amend, administer, interpret, construe or vary the Plan, to the extent permitted by applicable law or administrative or regulatory rule.”

7. Section 15 of the Plan (“Amendment and Termination”) is amended in its entirety to read as follows:

“SECTION 15

AMENDMENT AND TERMINATION

The Plan may be amended or terminated by the Board, the Committee or their respective delegates at any time, and any Subsidiary of the Corporation that has adopted the Plan may withdraw from further participation in the Plan at any time; provided, however, that no such amendment, termination or withdrawal (each, a “Plan Change”) will be made that would reduce or in any way adversely affect the amount of, or payment of, the Accrued Benefit (as hereinafter defined) of any Participant as of the date of such Plan Change. In the event of any termination of the Plan or any portion thereof, payment of affected Participants’ Accrued Benefits shall be made under and in accordance with the terms of the Plan and the applicable elections, except that the Plan Manager may determine, in its sole discretion, to accelerate payments to all such Participants if and to the extent that such acceleration is permitted under Section 409A of the Internal Revenue Code. For the avoidance of doubt, nothing in this paragraph shall prohibit or otherwise restrict the Board, the Committee or their respective delegates from amending the Plan to reduce or eliminate the rate of future benefit accruals.

For purposes of this Section 15, the term “Accrued Benefit” means, for a Grandfathered Participant, the benefit that would be payable to the Participant hereunder assuming that (i) the Participant terminated employment immediately prior to the Plan Change, and (ii) solely for the purpose of determining the Participant’s eligibility for Vested Termination of Employment under this Plan and not for purposes of determining the amount of benefit, that the Participant had completed five years of Vesting Service (to the extent that the Participant had not yet completed such years of Vesting Service immediately prior to the Plan Change). The term “Accrued Benefit” means, for a Participant who is not a Grandfathered Participant, an amount equal to the balance of the Participant’s Account immediately prior to the Plan Change.

After a Change in Control, the Plan may not be amended in any manner that adversely affects the administration or payment of a Participant’s benefits hereunder (including but not limited to the timing and form of payment of benefits hereunder) without the consent of the Participant, nor may the provisions of this Section 15, Section 16 or, for a Participant who is not a Grandfathered Participant, Section 4.4, be amended after a Change in Control with respect to a Participant without the written consent of the Participant; provided, however, that the failure of a Participant to consent to any such amendment will not impair the ability of the Board, the Committee or their respective delegates, as the case may be, to amend the Plan with respect to any other Participant who has consented to such amendment.”

8. Section 19.1 of the Plan (“Liability of the Board and the Committee”) is amended in its entirety to read as follows:

“19.1	Liability of the Board, the Committee and the Plan Manager

Neither the Board, the Committee, the Plan Manager nor any of their respective delegates will be liable to any person for any action taken or admitted in connection with the administration, interpretation, construction or variance of the Plan.”

9. Section 19.5 of the Plan (“Construction”) is amended to delete the phrase “or any rule or procedure established by the Committee” and replace it with the phrase “or any rule or procedure established by the Plan Manager”.

10. Section 19.6 of the Plan (“Corporation and Affiliate Liability”) is amended to delete the words “the Committee’s or” from the first sentence thereof.

11. Section 19.7 of the Plan (“Notices”) is amended in its entirety to read as follows:

“19.7	Notices

All notices to the Corporation hereunder shall be delivered to the attention of the Plan Manager acting on its behalf. Any notice or filing required or permitted to be given to the Committee, Plan Manager or the Corporation under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Plan Manager, at the principal office of the Corporation. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.”

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Executed and adopted by the Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 20th day of December, 2013 pursuant to the authority delegated by the PNC’s Personnel and Compensation Committee.

/s/ Joan L. Gulley
Joan L. Gulley
Executive Vice President
Chief Human Resources Officer

[Signature Page to Amendment 2013-1 to

The PNC Financial Services Group, Inc. Supplemental Executive Retirement Plan]